Exhibit 99.1

LIMITED VOTING PROXY

This is to certify that the undersigned, Chairman, Chief Executive Officer and President of American International Industries, Inc., a Nevada corporation (the "Corporation"), which is the record and beneficial owner of 65,346,390 shares of common stock of Brenham Oil & Gas Corp. ("Brenham"), is duly authorized to execute and deliver to Crescat Ventures Ltd, by Christopher Darnell, this limited voting proxy (the "Proxy") to vote 28,293,537 shares of Brenham common stock owned by the Corporation on all matters to come before the shareholders of Brenham for all purposes.

In no event shall this Proxy be valid after the effective date of the implementation of the Corporate Actions contemplated in the Information Statement on Schedule 14C filed by Brenham with the United States Securities and Exchange Commission on November 9, 2016 (the "Effective Date"). This Proxy shall not be revocable until the Effective Date following which it will be revocable and have no further force or effect.

American International Industries, Inc.

/s/: Daniel Dror
Name: Daniel Dror
Titles: Chairman, CEO and President
Dated: November 10, 2016

WITNESS:

/s/: S. Scott Gaille
S. Scott Gaille